Exhibit 10.18

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of December     , 2004, by and between [            ] (the “Employee”) and Insight Communications Company, Inc., a Delaware corporation (the “Company”). Each of the Employee and the Company are sometimes referred to herein as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, the Employee is (a) indebted to the Company in the principal amount of $[            ] and accrued interest thereon (the “Loan”), and such Loan is evidenced by that certain Amended and Restated Non-Recourse Secured Promissory Note due October 1, 2009, dated as of December 23, 2002 (the “Note”), made by the Employee in favor of the Company and (b) the record and beneficial owner of [            ] shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company, which Shares have been pledged to the Company to secure payment of the Note, pursuant to a Pledge Agreement dated as of October 1, 1999 made by the Employee to the Company (the “Pledge Agreement”);

WHEREAS, the Compensation Committee of the Board of Directors of the Company, pursuant to powers delegated by the Board of Directors, (a) has carefully reviewed and analyzed the transactions contemplated herein, (b) believes it to be in the Company’s best interest to (i) cancel the Loan in full prior to maturity upon surrender to it of all of the Shares and (ii) issue certain restricted shares of Common Stock to the Employee as an incentive to the Employee to surrender the Shares and for the Employee’s long-term future performance, and (c) has approved and authorized the Company to enter into such transactions, all upon the terms and conditions hereinafter set forth; and

WHEREAS, the Employee desires to enter into the transactions contemplated by this Agreement, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Surrender of Shares; Cancellation of Note. Subject to the terms and conditions of this Agreement, the Employee agrees to surrender to the Company all of the Shares and the Company agrees to cancel the Loan in full prior to maturity upon surrender to it of the Shares. Such surrender and cancellation are together referred to herein as the “Loan Repayment.” The Loan Repayment shall become effective upon the expiration of the “Offer” set forth in the Information Statement (as defined below).

2. Issuance of Restricted Shares.

(a) Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Employee, no later than five (5) business days after stockholder approval of

the Amendments (as defined below), an aggregate of [            ] shares of its Common Stock (the “Restricted Shares”), which Restricted Shares shall be issued pursuant to, and have the terms and conditions (including the vesting schedule) set forth in, a Restricted Share Agreement in the form attached hereto as Exhibit A (the “Restricted Share Agreement” and, collectively with this Agreement, the “Transaction Documents”). The issuance of the Restricted Shares to the Employee is referred to herein as the “Issuance” and collectively with the Loan Repayment, the “Transactions.”

(b) Notwithstanding anything herein to the contrary, the Issuance shall be subject to and contingent upon approval by the Company’s stockholders of such amendments to the Company’s 1999 Equity Incentive Plan as may be necessary to effect the Issuance thereunder (the “Amendments”).

3. Deliveries. Concurrently with the Loan Repayment, (a) the Employee shall deliver to the Company a stock certificate or certificates representing all of the Shares, either endorsed to the Company’s order or accompanied by a stock power endorsed to the Company’s order, or other appropriate documentation if the Shares are uncertificated (the “Deliveries”), (b) the Company shall deliver to the Employee the original of the Note, marked “cancelled” and (c) the Company and the Employee shall execute and deliver the Restricted Share Agreement.

4. Satisfaction and Discharge of Loan. The Company agrees that effective upon the Deliveries, all obligations and other liabilities (including, without limitation, those in respect of principal, interest and any applicable premiums or penalties) of the Employee outstanding under the Note shall be satisfied in full and irrevocably discharged. Concurrently with the completion of the Deliveries, the Pledge Agreement is hereby terminated and shall be of no further force and effect.

5. Representations and Warranties of the Employee. The Employee represents and warrants to the Company as follows:

(a) Obligation of the Employee. The Transaction Documents constitute the legal, valid and binding obligation of the Employee, enforceable in accordance with their respective terms.

(b) Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor the consummation of the Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Employee is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Employee is a party or by which the Employee is bound or to which the Employee’s assets are subject.

(c) Filings. The Employee is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency or third party in order to consummate the Transactions.

(d) The Shares. The Employee is the record and beneficial owner of the Shares. The Employee owns the Shares free and clear of all claims, charges, equities, liens, security interests, pledges, mortgages or encumbrances (other than (i) as will be discharged on or prior to the date hereof and (ii) any restrictions under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws).

(e) Investment Experience. The Employee is an “accredited investor” as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act or, if not an “accredited investor,” either alone or with the Employee’s representatives has such knowledge and experience in financial and business matters that the Employee is capable of evaluating the merits and risks of the Transactions. The Employee is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to enter into and consummate the Transactions. The Employee acknowledges that the Employee has been afforded the opportunity to ask questions and receive answers from the Company regarding the (i) Company, (ii) Transactions, (iii) Transaction Documents, (iv) Restricted Shares and (v) Information Statement dated December 8, 2004 with respect to the Transactions, which Information Statement includes or has incorporated therein information and an analysis with respect to the Company and the Issuance (the “Information Statement”), and to obtain any additional information reasonably necessary to verify the accuracy of such information, and has received satisfactory answers to any such questions. The Employee further acknowledges that the Employee has been afforded the opportunity to consult the Employee’s own legal, tax and financial advisors regarding the (i) Company, (ii) Transactions, (iii) Transaction Documents, (iv) Restricted Shares and (v) Information Statement, and that the Employee possesses, either alone or with the Employee’s representatives, such business and financial experience to protect the Employee’s own interests in connection with the consummation of the Transactions, and further acknowledges that the Employee has not received and is not relying upon any legal, tax or financial advice from the Company or any of its employees, officers or representatives.

(f) Investment Intent. The Employee is acquiring the Restricted Shares for the Employee’s own account for investment purposes only and not with a present view to, or for resale in connection with, any distribution thereof, or any direct or indirect participation in any such distribution, in whole or in part, within the meaning of the Securities Act. No arrangement exists between the Employee and the Company and any other person regarding the resale or distribution of the Restricted Shares. The Employee understands that the right to transfer the Restricted Shares is not permitted absent registration under the Securities Act or an exemption therefrom and that the Company is not required to register the Restricted Shares under the Securities Act or register or qualify the Restricted Shares under any state securities law.

(g) Tax Return Election. The Employee acknowledges and understands that the information and analysis with respect to the Issuance provided to the Employee by the Company in the Information Statement assumes that the Employee will not make an election on the Employee’s tax returns relating to the Issuance under Section 83(b) of the Internal Revenue Code of 1986, as amended (a “Section 83(b) Election”). The Employee further acknowledges and understands that if the Employee makes a Section 83(b) Election, the Employee’s tax consequences in respect of the Issuance may be different from that set forth in the Information Statement.

6. Representations and Warranties of the Company. The Company represents and warrants to the Employee as follows:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization. (i) The Company has all requisite corporate power, capacity and authority and has taken all requisite corporate action to authorize, execute and deliver each of the Transaction Documents, to consummate the Transactions and to carry out and perform all of its obligations under the Transaction Documents and (ii) the Transaction Documents each constitutes the legal, valid and binding obligation of the Company. Except as otherwise described herein or as may be required by The Nasdaq National Market, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency or third party in order to consummate the Transactions.

(c) Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor the consummation of the Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject, or violate any provision of its certificate of incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which its assets are subject.

7. Covenants.

(a) The Employee hereby covenants and agrees that (i) the Employee will use the Employee’s best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the Transactions and (ii) in case at any time after the date hereof any further action is necessary to carry out the purposes of the Transaction Documents, the Employee will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as the Company reasonably may request, all at the sole cost and expense of the Company.

(b) The Company hereby covenants and agrees that (i) it will use its best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the Transactions and (ii) in case at any time after the date hereof any further action is necessary to carry out the purposes of the Transaction Documents, it will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as the Employee reasonably may request, all at the sole cost and expense of the Company.

8. [Intentionally Omitted]

9. Miscellaneous.

(a) Entire Agreement. The Transaction Documents constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral (including the Information Statement), to the extent they related in any way to the subject matter hereof.

(b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, personal representatives, heirs, executors and administrators. Notwithstanding the foregoing, neither of the Parties may assign either this Agreement or any of their respective rights, interests, or obligations hereunder without the prior written approval of the other Party.

(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(f) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Employee. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(g) Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive the execution and delivery hereof and any investigation made by the Company or the Employee.

(h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first above written.

[EMPLOYEE]

INSIGHT COMMUNICATIONS COMPANY, INC.

By:
Name:
Title: